Exhibit (h)(4)(h)
FORM OF
Exhibit A
Pacific Funds Sub-Administration Agreement

PF Portfolio Optimization Model A Fund
PF Portfolio Optimization Model B Fund
PF Portfolio Optimization Model C Fund
PF Portfolio Optimization Model D Fund
PF Portfolio Optimization Model E Fund
PF AllianceBernstein International Value Fund
PF Goldman Sachs Short Duration Bond Fund
PF Janus Growth LT Fund
PF Lazard Mid-Cap Value Fund
PF Loomis Sayles Large-Cap Growth Fund
PF MFS International Large-Cap Fund
PF NB Fasciano Small Equity Fund
PF Oppenheimer Main Street® Core Fund
PF Oppenheimer Emerging Markets Fund
PF PIMCO Managed Bond Fund
PF PIMCO Inflation Managed Fund
PF Pacific Life Money Market Fund
PF Salomon Brothers Large-Cap Value Fund
PF Van Kampen Comstock Fund
PF Van Kampen Mid-Cap Growth Fund
PF Van Kampen Real Estate Fund

Effective: May 1, 2006

PACIFIC FUNDS

By:

Name: James T. Morris Title: President

Received and Acknowledged by PFPC Trust Company:

By:

Name:

Title: